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                                                                    EXHIBIT 10.1


                      JOINT PRODUCT DEVELOPMENT AGREEMENT
        (Applied Voice Recognition, Inc. and Voice It Worldwide, Inc.)


THIS JOINT PRODUCT DEVELOPMENT AGREEMENT (this "Agreement") is entered into as of December 31, 1997 (the "Effective Date"), by and between APPLIED VOICE RECOGNITION, INC., a Utah corporation ("AVRI"), and VOICE IT WORLDWIDE, INC., a Colorado corporation ("VIW").

                             W I T N E S S E T H:

WHEREAS, AVRI and VIW desire to integrate the VIW Digital Recorder hand-held unit (the "Digital Recorder") with AVRI's SpeechCOMMANDER software product, using the continuous speech recognition software developed and licensed to AVRI by IBM known as Via VOICE ("Via VOICE") (or such other software as AVRI determines), which resulting product will have general consumer applications and will also be produced in customized versions dedicated to specific professional or industry applications;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and obligations set forth in this Agreement, AVRI and VIW hereby agree as follows:

1. AVRI's Obligations. AVRI hereby agrees to commit such technical and financial resources as may be reasonably necessary in order to perform and complete each of the following tasks:

        a. Assist and cooperate with VIW in connection with working directly with IBM on VIW's behalf in addressing any technical issues presented to AVRI by VIW;

        b. Assist VIW in evaluating, developing and testing a satisfactory microphone component that will result in satisfactory audio recording quality, which will in turn maximize the speech recognition applications;

        c. Assist VIW in defining design changes to the Digital Recorder in an effort to meet the needs of the marketplace;

        d. Define, develop and/or modify AVRI's software known as SpeechCOMMANDER or AVRI's software known as VoiceCOMMANDER Personal (as soon as such software is available) in order to create standards for such products to integrate with the Digital Recorder and Via VOICE, or other voice recognition software as AVRI may determine to be appropriate in AVRI's sole discretion;

        e. Define the system protocol for the Digital Recorder and develop software to interface to the Digital Recorder; and

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        f. Define and develop an interface between Via VOICE recognition software and the Digital Recorder, including, without limitation, the "enroll process" using the Digital Recorder, audio interface dictation interface and any other critical interface components as AVRI may determine to be appropriate in AVRI's sole discretion.

Notwithstanding the foregoing, AVRI and VIW hereby further agree that AVRI shall
(i) have no obligation to provide any technical, financial, advertising or other support to VIW or VIW's customers except as specifically set forth in this Agreement, and (ii) be the sole liaison between VIW and IBM for all technical issues relating to the development of the Digital Recorder or its applications.

2. VIW's Obligations. VIW hereby agrees to commit such technical and financial resources as may be reasonably required in order to perform and complete each of the following tasks:

        a. Define, manage and obtain a new Digital Signal Processing chip (a "DSP") that will provide speech coding and de-coding for speech recognition applications while also providing highly compressed capabilities (the speech encoding for speech recognition should be capable of performing at a minimum of 92% accuracy and eventually reach accuracy of 95% or more);

        b. Modify and prepare for manufacturing a printed circuit board that will complete the hardware interface between the new DSP and the microcontroller chip;

        c. Develop software, as necessary, for the new DSP chip and added functions;

        d. Develop the systems interface protocols between the Digital Recorder and the personal computer;

        e. Identify and develop satisfactory microphone assembly and interface for adequate audio recording for speech recognition applications;

        f. Produce working prototypes of the Digital Recorder that adequately interfaces with voice recognition software;

        g. Develop software for the Digital Recorder, to AVRI specifications, to interface with specific vertical market applications; and

        h. Provide adequate manufacturing sources that can manufacture the Digital Recorder in required quantities pursuant to Section 10.

3. Milestones. Within thirty (30) days after the Effective Date, AVRI and VIW hereby agree to mutually set milestones and completion dates with respect to each of AVRI's

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and VIW's tasks set forth in Section 1 and Section 2. Notwithstanding the preceding sentence, however, the parties hereto hereby agree that (i) VIW will deliver to AVRI a working prototype of the Digital Recorder by April 30, 1998, and (ii) the Digital Recorder will be in full production by June 30, 1998. Each party agrees to provide the other with a monthly report regarding the status of their respective tasks set forth in Section 1 and Section 2, and their respective expenses incurred with respect thereto. Such reports will be due on the thirtieth (30th) day of each month for the prior month. Each report shall contain a description of the current status of each task, the problems encountered, the proposed solution to such problems, and the effect of such problems, if any, on the milestones.

4. Purchase and Sale of VIW Stock. AVRI hereby agrees to purchase and VIW hereby agrees to sell to AVRI 471,700 shares of VIW common stock at a price of $1.06 per share, or a total of $500,000. Such stock will be voting stock and will have all of the same benefits and characteristics of VIW's other shares of common stock, except that such stock, when issued, will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). The closing of such stock purchase transaction shall take place pursuant to the terms of Section 12.

5. AVRI's Registration Rights. VIW and AVRI hereby agree that contemporaneously with the execution of this Agreement that VIW and AVRI will execute that certain Registration Rights Agreement effective as of even date herewith with respect to the registration of the shares of VIW common stock owned by AVRI.

6. Attendance at Board Meetings, Etc. From and after the Effective Date and for so long as at least 100,000 shares of VIW common stock (as adjusted for stock splits, stock dividends and other capital events) are owned by AVRI, VIW hereby agrees that VIW will allow one (1) designated representative of AVRI to receive timely notice of, attend and make comments at all meetings of VIW's Board of Directors. Such designated representative shall also be sent all standard communications and notifications from VIW to the members of its Board of Directors concerning annual and special meetings in the same fashion and on the same basis, including with respect to timing, as such representative would if such representative were a member of the Board of Directors.

7. Purchase and Sale of Software Licenses. VIW hereby agrees to purchase from AVRI and AVRI hereby agrees to sell to VIW 50,000 licenses to use a complete software package that includes SpeechCOMMANDER, Via VOICE and an on-line manual and a training video (collectively, the "Licensed Product"), all except the training video contained on two digitally stored "master copy" compact disks (collectively, the "Master Copy"). The training video will be delivered on a master videotape. The cost for each such license to use the Licensed Product shall be $20.00. VIW and AVRI hereby agree as follows with respect to VIW's purchase of such licenses to use the Licensed Product:

        a. At the Closing (as described in Section 12), AVRI will deliver to VIW the Master Copy. Thereafter, VIW will be responsible, at VIW's sole cost and expense, for

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    (i) copying such software from the Master Copy, and (ii) packaging, advertising and shipping such software, in connection with VIW's sale of licenses to use the Licensed Product.

        b. VIW will reasonably cooperate with AVRI to the extent necessary to allow AVRI to include the latest version, from time to time, of VIW PC Link on any such Master Copy.

        c. At any time after AVRI's VoiceCOMMANDER Personal software becomes available, VIW or AVRI will have the option, in either party's discretion, to cause VIW to thereafter discontinue selling licenses to use versions of the Licensed Product containing SpeechCOMMANDER and to commence selling licenses to use versions of the Licensed Product containing VoiceCOMMANDER Personal (which licenses to use VoiceCOMMANDER shall be sold by AVRI to VIW at the same price as the licenses to use SpeechCOMMANDER). In such event, the party so electing will notify the other of such decision in writing and AVRI will promptly deliver to VIW a Master Copy of the Licensed Product containing VoiceCOMMANDER Personal. Immediately upon VIW's receipt of such Master Copy of the Licensed Product containing VoiceCOMMANDER Personal, VIW will return to AVRI the Master Copy of the Licensed Product containing SpeechCOMMANDER.

        d. At the Closing, VIW will deliver to AVRI a payment for $200,000, which sum will be applied as a prepayment for the first 10,000 licenses to use the Licensed Product to be sold by VIW. Subsequent payments for the remaining licenses will be made by VIW to AVRI in equal payments in the amount of $266,666.66 each on June 15, 1998, September 15, 1998 and December 15, 1998. If VIW has not yet sold the number of licenses to use the Licensed Product for which VIW has then paid by the time the next payment is due, then VIW's payment will be applied as a prepayment for the next licenses sold by VIW.

        e. Following the sale by VIW of the first 50,000 licenses to use the Licensed Product, VIW will commence delivering to AVRI payment for all additional copies of the Licensed Product within thirty (30) days after the month during which such copies of the Licensed Product were sold. The price for such additional copies of the Licensed Product shall be established from time to time by AVRI, not to exceed $20 per license; provided, however, that if AVRI's cost for additional licenses to use the Licensed Product during any calendar quarter increases by more than ten percent (10%) above AVRI's cost for such licenses during the prior calendar quarter, then AVRI shall be entitled to increase the price for each license to use the Licensed Product sold to VIW to a price in excess of $20 per license, which increase in price per license shall be in proportion to the percentage increase in AVRI's cost per license. Notwithstanding the foregoing, however, AVRI hereby agrees that after the first 50,000 copies of the Licensed Product have been paid for by VIW in any calendar year in accordance with the terms of Section 7.d., no other customer of AVRI purchasing volumes of the Licensed Product on an annual basis

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    that are similar to the volumes purchased by VIW will receive a better price for copies of the Licensed Product than VIW.

        f. Upon VIW's and AVRI's mutual agreement, AVRI will reproduce the Licensed Product and package the Licensed Product for VIW with respect to sales of the Licensed Product made by VIW. AVRI will charge VIW and VIW will pay to AVRI for such reproduction and packaging services AVRI's actual cost for such services plus ten percent (10%). AVRI will invoice VIW on a monthly basis for such costs. All payments will be due within thirty (30) days after the date of AVRI's invoice to VIW.

        g. VIW hereby additionally agrees to include or otherwise provide with each VIW product that contains voice recognition technology an option to purchase a license to use the Licensed Product.

        h. AVRI hereby agrees to cause its website to provide general technical support for frequently asked questions (FAQ's) relating to the Licensed Product. Additionally, AVRI will make available personal technical support by telephone to VIW's customers with respect to the Licensed Product in accordance with AVRI's customary technical support program. Notwithstanding AVRI's agreement to provide such technical support services to VIW's customers, AVRI will not be responsible for, or liable to VIW's customers for, any returns or product warranty claims with respect to the Licensed Product, other than problems resulting from faulty reproduction of the Licensed Product performed by AVRI pursuant to Section 7.f.

        i. VIW will provide AVRI by the thirtieth (30th) of each month a detailed report of sales activities of VIW for the prior month with respect to VIW's sales of the Licensed Product. In the event that VIW is in default of any of VIW's payment or reporting obligations under this Agreement, AVRI shall be entitled at any time during VIW's normal business hours, upon at least 24 hours prior notice and at AVRI's sole cost and expense, to inspect, review and audit VIW's books and records at VIW's principal place of business with respect to VIW's sales of licenses to use the Licensed Product. VIW shall cooperate with AVRI in connection with AVRI's inspection, review and auditing activities described in this Section. VIW shall be deemed to be in default under the terms of this Agreement in the event that
    (i) VIW fails to reasonably cooperate with AVRI in connection with AVRI's review and audit, or (ii) AVRI determines, in AVRI's reasonable discretion, that a material discrepancy exists between the reported sales of the licenses to use the Licensed Product as reflected in the monthly reports described in this Section and the actual sales of licenses to use the Licensed Product as reflected in VIW's books and records. For purposes of this Agreement, the terms "material discrepancy" shall mean a discrepancy of five percent (5%) or greater. Upon any such default, AVRI will be entitled to exercise its remedies set forth in Section 14.

        j. If VIW is delinquent in the payment of any amounts owed to AVRI under the terms of this Agreement, AVRI will charge VIW and VIW will pay to AVRI interest

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    on such past due amounts at the lesser of (i) the rate of twelve percent
    (12%) per annum, or (ii) the maximum rate allowed by law.

8. Software License.

        a. AVRI hereby grants to VIW the non-exclusive license to use, sell and sublicense the Licensed Product to VIW's customers in accordance with the terms of this Agreement. VIW will request that all purchasers of the Licensed Product execute AVRI's standard-form license agreement as contained in the installation routine for the Licensed Product (the "Product License"). VIW will retain all such licenses and will make them available to AVRI for AVRI's review upon AVRI's written request.

        b. VIW hereby agrees to abide by and to be bound by the terms of the Product License and shall not utilize such software or Licensed Product for any purpose other than VIW's own purposes and in connection with VIW's sublicense of the Licensed Product to VIW's customers in accordance with the terms of this Agreement.

9. Proprietary Information.

        a. VIW hereby agrees as follows:

           (i) VIW recognizes the exclusive rights of AVRI to all patents, service marks, trademarks, trade names and copyrights used in connection with the Licensed Product, and, although no rights are intended to be transferred to VIW, VIW hereby transfers, and agrees to transfer, all rights it may acquire in connection with the Licensed Product to AVRI.

           (ii) VIW agrees that AVRI's patents, service marks, trade names may be used only on and with respect to the Licensed Product.

           (iii) VIW agrees not to use a mark or other designation identical with or confusingly similar to any of AVRI's service marks, trademarks or trade names or any substantial part thereof, except with the express prior written consent of AVRI.

           (iv) Any and all packaging for the Licensed Product will contain AVRI's logo and AVRI's "Voice Experts" attribution. If VIW desires to utilize any packaging for the Licensed Product that does not contain such logo and attribution, then AVRI shall have the right to approve in advance any such packaging.

        b. AVRI hereby agrees as follows:

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           (i) AVRI recognizes the exclusive rights of VIW to all patents, service marks, trademarks, trade names and copyrights used in connection with the Digital Recorder, and, although no rights are intended to be transferred to AVRI, AVRI hereby transfers, and agrees to transfer, all rights it may acquire in connection with the Digital Recorder to VIW.

           (ii) AVRI agrees that VIW's patents, service marks, trade names may be used only on and with respect to the Digital Recorder.

           (iii) AVRI agrees not to use a mark or other designation identical with or confusingly similar to any of VIW's service marks, trademarks or trade names or any substantial part thereof, except with the express prior written consent of VIW.

           (iv) Any and all packaging for the Digital Recorder will contain VIW's logo. If AVRI desires to utilize any packaging for the Digital Recorder that does not contain such logo, then VIW shall have the right to approve in advance any such packaging.

10. Sale and Manufacture of Digital Recorder. AVRI hereby agrees to purchase units of the Digital Recorder and VIW hereby agrees to manufacture units of the Digital Recorder and sell to AVRI units of the Digital Recorder on the following terms:

        a. VIW will manufacture units of the Digital Recorder based on AVRI's specifications on an original equipment manufacturer, or "OEM" basis.

        b. The first 4,000 Digital Recorders will be sold to AVRI at VIW's actual unit cost of goods sold as reported in VIW's monthly financial package plus 10%. Thereafter, the price for each Digital Recorder sold to AVRI will be VIW's actual unit cost of goods sold as reported in VIW's monthly financial package plus 30%. Notwithstanding the foregoing, however, VIW hereby agrees that no other customer of VIW will receive a better price for the Digital Recorder than AVRI. In the event that any customer of VIW does receive a better price for units of the Digital Recorder than AVRI, then VIW will promptly (i) notify AVRI of such better price in writing and confirm that AVRI will be entitled to purchase units of the Digital Recorder at such better price during the remaining term of this Agreement, (ii) adjust AVRI's price for the Digital Recorder so that AVRI's price is equal to such better price for each unit purchased by AVRI since the date of VIW's agreement to sell units of the Digital Recorder at such better price, and
    (iii) refund to AVRI the amount due to AVRI as a result of such price adjustment, or, at AVRI's option, apply such refund in payment of amounts owed by AVRI to VIW.

        c. VIW's actual costs will be calculated and adjusted, if necessary, on a quarterly basis based upon VIW's unit cost of goods sold as reported in VIW's monthly financial package for the previous quarter.

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        d. VIW will invoice AVRI on a monthly basis for all amounts due from
    AVRI to VIW under the terms of this Agreement. All payments will be due within thirty (30) days after the date of VIW's invoice to AVRI.

        e. If AVRI is delinquent in the payment of any amounts owed to VIW under the terms of this Agreement, VIW will charge AVRI and AVRI will pay to VIW interest on such past due amounts at the lesser of (i) the rate of twelve percent (12%) per annum, or (ii) the maximum rate allowed by law.

        f. Each month, AVRI will provide VIW with (i) a binding purchase order for the number of units of the Digital Recorder that AVRI will purchase during next 90-day period, which purchase order will replace the purchase order delivered by AVRI at the beginning of the previous month, except that the number of units ordered for the next 60-day period will be the same as the number of units ordered for the last sixty days on the previous purchase order, and (ii) a non-binding forecast of the number of units of the Digital Recorder that AVRI expects to purchase during the period that is between 91 days and 180 days in advance of the date of such forecast, which non-binding forecast will replace the forecast delivered by AVRI at the beginning of the previous month with respect to the 91 day to 150 day period referenced in such new forecast.

        g. If (i) VIW for any reason is not able to deliver the Digital Recorder in quantities sufficient to meet AVRI's requirements as contained in the purchase orders and forecasts described in Section 10.f., or at a level of quality sufficient to meet AVRI's requirements, and VIW is not able to cure such quantity or quality deficiency within sixty (60) days after AVRI provides VIW with written notice of such quantity or quality deficiency, or
    (ii) VIW refuses, is unable, or is otherwise unavailable (as a result of bankruptcy, court order or any other reason) to deliver to AVRI any units of the Digital Recorder for a period of thirty (30) days, then AVRI shall have the right, at AVRI's own cost and expense to manufacture, or cause to be manufactured on an "OEM" basis, the Digital Recorder. In the event AVRI so elects to manufacture the Digital Recorder, then AVRI will pay VIW a fee of ten percent (10%) per unit sold of the unit cost of goods sold as reported in AVRI's monthly financials, and VIW will cooperate with AVRI by (A) providing to AVRI copies of plans and specifications for the Digital Recorder, and (B) granting to AVRI a non-exclusive, irrevocable license to use all patents, copyrights, trade secrets, licenses, and other proprietary information relating to the Digital Recorder.

11. Distribution Rights. VIW hereby grants to AVRI the exclusive right to sell and market the Digital Recorder worldwide with respect to businesses directly engaged in the delivery of healthcare services (the "Healthcare Market"), and VIW hereby agrees that VIW will not to compete in the Healthcare Market. VIW also hereby grants to AVRI the exclusive right to sell the Digital Recorder to the United States based computer catalog sales industry (the "Catalog Market"); provided, however, that VIW hereby retains, and this Agreement excludes, the right to sell the Digital Recorder to VIW's current catalog sales customers, Sharper Image, Brookstone

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and Hammacher Schlemmer. The Healthcare Market and the Catalog Market are
collectively referred to herein as the "Exclusive Markets." In the event that AVRI fails to have purchased an aggregate of (A) the lesser of 10,000 Digital Recorders, or $1,000,000 worth of Digital Recorders by the later of (i) June 1, 1999, or (ii) the one year anniversary of "full production" (as hereinafter defined) of the Digital Recorder units (the "Commencement Date"), (B) 50,000 Digital Recorders by the end of the second anniversary of the Commencement Date, and (C) 100,000 Digital Recorders by the end of the third anniversary of the Commencement Date, then VIW will be entitled to immediately terminate the exclusive nature of AVRI's right to sell and market with respect to the Exclusive Markets; whereupon AVRI will continue to have a non-exclusive right to sell and market the Digital Recorder in the Exclusive Markets and VIW will continue to supply AVRI with Digital Recorders in accordance with the terms of this Agreement. For purposes of this Agreement, "full production" shall mean such time when VIW's production facilities are prepared and able to produce the number of Digital Recorders set forth in AVRI's 90-day purchase order described in Section 10.f. Notwithstanding AVRI's failure to meet the purchasing quotas set forth in the preceding portion of this Section 11, AVRI will be entitled to retain the exclusive right to sell and market to the Healthcare Market through the third anniversary of the Commencement Date. After such third anniversary of the Commencement Date, the parties hereto will determine, acting in good faith, the minimum purchase requirements with respect to Healthcare Market and the Catalog Market for future years.

12. Closing. The closing of the transactions provided for herein (the "Closing") shall take place on or prior to December 31, 1997 (the "Closing Date"). At the Closing, the following shall occur:

        a. AVRI will deliver to VIW a check in the amount of $500,000 representing the purchase price for the shares of VIW common stock being purchased by AVRI in accordance with Section 4, and VIW will deliver to AVRI a share certificate evidencing such shares of VIW common stock, or will immediately instruct its transfer agent to issue and forward directly to AVRI such certificate.

        b. VIW will deliver to AVRI a check in the amount of $200,000 representing the prepayment of the purchase price for the first 10,000 copies of the Licensed Product being purchased by VIW in accordance with
    Section 7, and AVRI will deliver to VIW the Master Copy of the Licensed Product containing the copy of SpeechCOMMANDER.

13. Use of Proceeds. VIW hereby covenants and agrees that the proceeds received by VIW from AVRI with respect to AVRI's purchase of VIW's common stock, less the purchase price paid by VIW to AVRI for the initial purchase of the licenses to use the Licensed Product, shall be used solely for paying the costs and expenses relating to VIW's performance of its obligations under Section 2 of this Agreement. The parties hereby agree to mutually establish a detailed budget for the use of such proceeds within thirty (30) days after the Effective Date. Contemporaneously with VIW's delivery to AVRI of its monthly reports pursuant to
Section 3, VIW will also provide AVRI a monthly report illustrating its actual costs incurred compared to the budgeted costs, both for the prior month and on an aggregate basis for the entire project.

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VIW hereby agrees to fund all cost overruns and other expenses that may arise with respect to VIW's completion of its obligations under Section 2 in accordance with the deadlines established under Section 3. Additionally, VIW hereby agrees to promptly provide AVRI with copies of such additional information and support relating to the use of such funds as AVRI may reasonably request.

14. Remedies. Subject to the provisions of Section 14.d., in the event of a default under the terms of this Agreement, the parties hereby agree that the following remedies will be available:

        a. In the event that either party hereto shall fail to comply with any terms, provisions or covenants of this Agreement, and such failure is not cured within thirty (30) days after the non-defaulting party has given written notice to the defaulting party, specifying with reasonable particularity the manner in which the defaulting party has failed to comply with this Agreement, then the non-defaulting party shall be entitled to terminate this Agreement by giving written notice to the defaulting party.

        b. Notwithstanding the terms of Section 14.a., parties hereto hereby agree as follows:

           (i) That AVRI would be irreparably damaged by reason of any violation of the provisions of Section 8, Section 9.a. or Section 11 and that any remedy at law or pursuant to Section 14.c. for a breach of such provisions would be inadequate. Therefore, in addition to other remedies or relief that may be available to AVRI, AVRI shall be entitled to seek and obtain injunctive or other equitable relief (including, but not limited to, a temporary restraining order, a temporary injunction or a permanent injunction) against VIW, VIW's agents, employees, representatives and/or any and all persons directly or indirectly acting for or with VIW for a breach or threatened breach of such provisions and without the necessity of (i) proving actual monetary loss, and (ii) complying with the terms of Section 14.c.


           (ii) That VIW would be irreparably damaged by reason of any violation of the provisions of Section 9.b. and that any remedy at law or pursuant to Section 14.c. for a breach of such provisions would be inadequate. Therefore, in addition to other remedies or relief that may be available to VIW, VIW shall be entitled to seek and obtain injunctive or other equitable relief (including, but not limited to, a temporary restraining order, a temporary injunction or a permanent injunction) against AVRI, AVRI's agents, employees, representatives and/or any and all persons directly or indirectly acting for or with AVRI for a breach or threatened breach of such provisions and without the necessity of (i) proving actual monetary loss, and (ii) complying with the terms of
        Section 14.c.

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        c. The parties agree that all disputes or questions arising in connection with this Agreement or its termination shall be settled by a single arbitrator pursuant to the rules of the American Arbitration Association in the City of Houston, Texas, and the award of the arbitrators shall be final, non-appealable, conclusive and enforceable in a court of competent jurisdiction.

15. No Agency; Relationship of Parties. Both AVRI and VIW are independent contractors and neither is a legal representative or agent of the other. Neither party is liable for the debts, accounts, obligations or other liabilities of the other.

16. Assignment. This Agreement is personal to the parties hereto and cannot be assigned or transferred voluntarily or by operation of law without the prior written consent of the other party.

17. Severability. If any provision of this Agreement is illegal, invalid or unenforceable, then that provision shall be considered to be severable from all other parts and provisions hereof and shall not affect the legality, validity and enforceability of the remainder of the Agreement, which shall remain in full force and effect.

18. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. No amendment to this Agreement shall be effective unless in writing and duly signed by both parties.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A., without giving effect to the conflicts of laws provisions thereof.

20. Notices. A notice required to be given under this Agreement shall be in writing and be deemed sufficient if given by certified or registered mail, postage prepaid, telex or facsimile and addressed as follows (or at such other address, telex or facsimile number as such party may designate from time to time in writing). Unless otherwise provided, notices shall be deemed given for purposes hereof, upon confirmation of telex or facsimile, or if deposited in the mails, on the fifth (5th) day thereafter:

     If to AVRI, to:      Applied Voice Recognition, Inc.
                            4615 Post Oak Place, Suite 111
                            Houston, Texas 77027
                            Attention:  Timothy J. Connolly
                            Facsimile No.:  (713) 621-5870

     With copy to:        Boyar, Simon & Miller
                            4265 San Felipe, Suite 1200
                            Houston, Texas 77027
                            Attention:   Gary W. Miller, Esq.
                            Facsimile No.:  (713) 552-1758

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

     If to VIW, to:        Voice It Worldwide, Inc.
                             2643 Midpoint Drive, Suite A
                             Ft. Collins, Colorado  80525
                             Attention:   Chief Executive Officer
                             Facsimile No.:  (970) 221-2058

     With copy to:        Andrew N. Bernstein, P.C.
                            5445 DTC Parkway, Suite 520
                            Greenwood Village, Colorado  80111
                            Attention:  Andrew N. Bernstein
                            Facsimile No.:  (303) 770-7332



                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                     AVRI:

                                     APPLIED VOICE RECOGNITION, INC.,
                                      - a Utah corporation


                                     By: /s/ Timothy J. Connolly
                                         -------------------------------------
                                         Timothy J. Connolly, Chairman of
                                         the Board and Chief Executive
                                         Officer


                                     VIW:

                                     VOICE IT WORLDWIDE, INC.,
                                       a Colorado corporation


                                     By: /s/ D. W. Altbrandt
                                         -------------------------------------
                                                  (Signature)


                                     Name:  D. W. Altbrandt
                                             (Printed Name)

                                     Title: Chief Executive Officer




                               Signature Page to
                      Joint Product Development Agreement

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